UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 28, 2025

Date of Report (Date of earliest event reported)

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

001-36613

(Commission File Number)

34-1585111

(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062

(Address of principal executive offices, including zip code)

(440) 632-1666

(Registrant’s telephone number, including area code)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MBCN	The NASDAQ Stock Market, LLC
(NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e) Compensatory Arrangements of Certain Officers

At a meeting of the Compensation Committee of the Board of Directors of The Middlefield Banking Company (the “Bank”) held on February 28, 2025, the Compensation Committee took a number of actions affecting officer compensation, including determining the compensation of President and Chief Executive Officer Ronald L. Zimmerly, Jr. The Compensation Committee increased Mr. Zimmerly’s base salary in 2025 by approximately 10.5%, to $525,000 (which represents an increase of $50,000 from Mr. Zimmerly’s 2024 base salary).

At the same meeting, the Compensation Committee took action to establish award levels and plan performance goals under the Bank’s Annual Incentive Plan. Included in the action was the establishment of award levels under the Bank’s Annual Incentive Plan for executive officers, including Mr. Zimmerly and Chief Financial Officer Michael C. Ranttila.

The Annual Incentive Plan (the “Plan) is a short-term cash incentive plan that rewards Bank employees with additional cash compensation if specified objectives are achieved. For achievement of the 2025 plan performance goals, distributions under the Plan would be made in cash to the executives and employees in the first quarter of 2026. For 2025, the executives’ performance measures under the Plan relate to pre-tax pre-provision net income, achievement of a target burden ratio, and a classified asset ratio. The Compensation Committee also established a qualitative performance measure tied to the achievement of strategic goals. The qualitative performance measure is a subjective judgment made by the Compensation Committee.

The foregoing description of the Annual Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the Annual Incentive Plan, which is filed as Exhibit 10.22 to the Form 8-K Current Report filed by Middlefield Banc Corp. on June 13, 2024, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.

Date: February 28, 2025	/s/ Ronald L. Zimmerly, Jr.
President and Chief Executive Officer